                                                                EXHIBIT 10.21

                   PURCHASE AND DEBT RESTRUCTURING AGREEMENT
                   -----------------------------------------


          This Purchase and Debt Restructuring Agreement (this "Agreement") is made as of August 3, 1994, between JetFax, Inc., a Delaware corporation ("JetFax"), and Ailicec International Enterprises Limited, a Hong Kong corporation ("Ailicec"), with reference to the following facts:

          Ailicec has delivered 800 units of the 8000-D model of plain paper facsimile machine (the "8000-D Model") pursuant to a Purchase Order dated September 21, 1993, between JetFax and Ailicec (the "Purchase Order"). The amount unpaid with respect to the delivery of such units is $667,700 as of the date hereof (the "Unpaid Amount"). Ailicec and JetFax have entered into a Manufacturing Agreement, dated as of October 21, 1991 (the "Manufacturing Agreement"), and a Security Agreement, dated as of October 1991 (the "Old Security Agreement"), applicable to such 800 units of the 8000-D Model and the units of the 8000-D Model purchased hereunder. JetFax, Ailicec and investors (the "Bridge Investors") who will provide bridge loan financing (the "Bridge Financing") to JetFax will execute and deliver an intercreditor agreement (the "Intercreditor Agreement") contemporaneously with the execution and delivery of this Agreement. JetFax also intends to raise capital through an equity financing (the "Equity Financing") by the issuance of a series of preferred stock (the "Financing Preferred").

          NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants herein, JetFax and Ailicec agree as follows:

          1.   Purchase of Additional Units.  Ailicec hereby agrees to sell and
               ----------------------------
deliver to JetFax, and JetFax agrees to purchase 1,000 units of the 8000-D Model, on the request of JetFax, which shall specifically identify that such units will be purchased at $800 per unit, according to the terms and conditions in this Agreement. Ailicec has delivered the first 515 units of the 8000-D Model, which have been paid for by JetFax except for $42,000 owed to Ailicec for units shipped more than 15 days prior to July 26, 1994 (the "Current Debt") and payment for 100 of such units (the "July Units") that will be paid according to
Schedule 1 attached hereto. On the next succeeding Business Day (as defined below) after the date that JetFax receives funds from the Bridge Financing or other lender, JetFax shall pay to Ailicec the Current Debt. JetFax will order and pay for and Ailicec will ship to JetFax the number of units set forth on
Schedule 1 hereto substantially according to the shipping and payment schedule set forth on such Schedule; provided that (a) for each Business Day that shipment of such units (identified on the Schedule by code 5) is delayed, JetFax may delay its payments called for on that Schedule for such delayed units (identified by code 7) by one Business Day; and (b) for each Business Day that receipt of any of the amounts indicated on such Schedule (including payment for units shipped previously and the reduction in the Unpaid Amount by $300 per unit as set forth in Section 3 for the 485 units delivered after the date of this Agreement and the 100 July Units, the payment for reduction of the Unpaid Amount as provided in Section 4 below and any additional amounts required by such Schedule) is delayed from the date originally scheduled (identified by code 8), Ailicec may delay the shipment of subsequent units (identified by code 5) by one Business Day; provided that with respect to units not in Ailicec's inventory for
              --------
which Ailicec must remit payment to Ailicec's supplier prior to shipment to Ailicec, Ailicec may delay the shipment of such units (with a corresponding adjustment to the Schedule) until funds identified by Code 1 are received from JetFax so that Ailicec can issue the appropriate remuneration or letter of credit to such supplier in order to release such units, as set forth in such Schedule.

          The parties understand that Schedule 1 may be further adjusted for events of force majeure as described Section 10 of the Manufacturing Agreement. The parties agree to cooperate in good faith to make appropriate adjustments to such Schedule as reasonably required by the circumstances, within the parameters established under such Schedule for payment (that is, net 15 days in July and net 10 days thereafter) and prerequisites for shipment of units (that is, receipt of amounts to fund the appropriate letters of credit and timing required for shipment following receipt of funds).

          2.   Delivery.  Unless advised otherwise in writing, all shipments
               --------
shall be addressed to JetFax at the address indicated below its signature. Title (subject to Ailicec's purchase money and general security interest) shall pass to JetFax on payment for the units as referred to in section 1. Risk of loss or damage to units of the 8000-D Model that are specified on a Request shall pass to JetFax from the time the units are placed on the carrier designated by JetFax in Hong Kong. All shipping dates are Hong Kong dates.

          3.   Purchase Price.  The purchase price for the units of the 8000-D
               --------------
Model purchased and sold hereunder shall be $800 per unit plus, with respect to each of the 485 units delivered after the date of this Agreement and the 100 July Units previously shipped, an additional $300 per unit (the "Additional Amounts") to be applied toward the reduction of the Unpaid Amount (or Debt if such Unpaid Amount is paid in full). "JetFax shall be responsible for all taxes, claims, shipping costs and insurance related to the delivery of the units of the 8000-D Model arising after the units have been delivered to the carrier designated by JetFax at the Hong Kong port.

          4.   Paydown of Unpaid Amount.  (a)  Subject to the conditions
               ------------------------
specified in section 4(b) and the modifications specified in section 4(c), JetFax shall pay to Ailicec the Unpaid Amount in installments as specified herein with interest thereon at the rate of 6% simple interest per annum on such amount remaining unpaid from time to time from the date hereof until such Unpaid Amount is fully repaid. Any amounts not paid when due under this section 4 shall bear interest at a rate of 10% simple interest per annum. Subject to the provisions of section 4(b), until the Unpaid Amount is paid in full, JetFax shall make the following payments to Ailicec to reduce the unpaid balance of the Unpaid Amount: (i) $15,000 on the next succeeding Business Day after the date that JetFax receives funds from any Bridge Financing or the date that JetFax receives funds from any other lender (such as a factoring agent), whichever is earlier, and JetFax shall make successive payments starting at $20,000 due and payable one month thereafter and increasing by $5,000 each month due and payable on the same day of each month, or the next succeeding Business Day (as defined below) if that day is not a Business Day; (ii) 10% of the amount of any Bridge or Equity Financing or financing provided by a commercial lending institution, as to which Ailicec has agreed to subordinate its security interest, that is received by JetFax shall be added to the next payment owed to Ailicec following the receipt of such Bridge or Equity Financing; and (iii) the Additional Amounts as provided in section 3. Subject to the provisions of section 4(b), the remaining unpaid balance of the Unpaid Amount, together with all accrued but unpaid interest, shall be due and payable on December 31, 1994. JetFax shall have the right to prepay all or any portion of the Unpaid Amount without premium or penalty, so long as any amount prepaid is applied first to reduce accrued interest. "Business Day" shall mean any day other than a Saturday, Sunday, statutory holiday, or other day on which banks in the State of California are required by law to close or are customarily closed.

          (b) The obligations of JetFax to make any payments under section 4(a) shall be subject to the fulfillment of the following condition: Ailicec shall have performed and complied in all material respects with the obligations and agreements to be performed or complied with by it under this Agreement. It is understood that failure to strictly comply with the schedule referred to in section 1 is a failure to comply in a material respect with this Agreement.

          (c) If the condition set forth in section 4(b) is not satisfied, as JetFax's sole remedy under such section, JetFax may postpone payment of any obligations under section 4(a) for the period in which Ailicec has failed to perform or comply with the obligations and agreements to be performed or complied with by it under this Agreement beginning on such failure and applying to payments due during the period of such failure.

          (d) Notwithstanding the conditions of section 4(b), the remaining unpaid balance of the Unpaid Amount, together with all accrued but unpaid interest, shall be due and payable on December 31, 1994 (subject to adjustment specified in section 4(c)).

          5.   Conditions of Ailicec.  The obligations of Ailicec in this
               ---------------------
Agreement shall be subject to the performance and compliance by JetFax in all material respects (including, without limitation, payment strictly in accordance with Schedule 1, subject to section 4(c) above) with the obligations and agreements to be performed or complied with by it under this Agreement; provided that except with respect to payments by JetFax pursuant to Section 1 above, if JetFax does not so perform and comply, Ailicec shall notify JetFax in writing and JetFax shall have 30 days after receipt of such notice to cure such nonperformance or noncompliance. If JetFax does not cure such nonperformance or noncompliance in such 30-day period, Ailicec may terminate its obligations to deliver units of the 8000-D Model under this Agreement.

          6.   Manufacturing Agreement.  This Agreement shall be subject to all
               -----------------------
terms and conditions of the Manufacturing Agreement not inconsistent with the terms and conditions hereof, and if any terms and conditions of this Agreement are inconsistent with any terms and conditions of the Manufacturing Agreement, the terms and conditions of this Agreement shall prevail.

          7.   Use of Proceeds of Bridge Financing.  JetFax agrees to use a
               -----------------------------------
majority of the Bridge Financing to finance the purchase of the units of the 8000-D Model to be delivered pursuant to this Agreement and to pay the Unpaid Amount.

          8.   Purchase Money Security Interest.  JetFax acknowledges and agrees
               --------------------------------
that all goods delivered pursuant to this Agreement and the Debt (as defined below) shall be subject to the general and purchase money security interest granted by JetFax to Ailicec pursuant to the New Security Agreement and Section
2.5 of the Manufacturing Agreement. Ailicec has agreed to subordinate such general and purchase money security interest to the security interests of the Bridge Investors pursuant to the Intercreditor Agreement.

          9.   Conversion of Outstanding Debt.  (a)  Subject to the conditions
               ------------------------------
specified in section 9(e)(i), $675,000 in outstanding debt owed by JetFax to Ailicec shall be converted into a warrant to purchase 290,000 shares of JetFax Series E Preferred Stock (the "Warrant"). The exercise price of the Warrant shall be the lesser of $2.75 per share or the purchase price of the JetFax preferred stock next sold by JetFax to a third party. The Warrant shall be exercisable for a period of five years following the date that JetFax has raised at least $400,000 in the Bridge Financing. The Warrant shall include registration rights equivalent to the registration rights granted with respect to the Series E Preferred Stock currently held by Ailicec. Except as set forth above, the Warrant shall have substantially the same terms as the warrant issued to Ailicec by JetFax pursuant to the August 1991 Series E Stock Purchase Agreement. In addition, the Warrant may be exercised by "net exercise"

(such that Ailicec may exercise the warrant by receiving, in lieu of making payment in cash, the number of shares purchasable under the Warrant less the number of shares with an aggregate fair market value equal to the exercise price of the Warrant); provided that the aggregate fair market value of a share of JetFax Series E Preferred Stock (or other securities for which such Warrant is exercisable) equals or exceeds the exercise price per Share of the Warrant, as then adjusted. Furthermore, the number of shares under the Warrant will be increased by 100 (as adjusted for stock splits, combinations, reclassifications and the like) for each unit of 8000-D shipped by Ailicec to JetFax at a purchase price of $800 in excess of the initial 400 units previously shipped.

          (b) The remaining $2,582,621 in indebtedness (the "Debt") (which is the remaining indebtedness of JetFax to Ailicec net of the $1,275,806 payable by Ailicec to JetFax) due to Ailicec from JetFax shall remain outstanding as secured debt to be evidenced by a note in the form attached hereto as Exhibit A (the "Note"). The Note shall bear interest at the rate of 6% simple interest per annum on such amount remaining unpaid and shall mature on the fifth anniversary from the date of this Agreement. The Note shall be subordinated to the Bridge Financing pursuant to the Intercreditor Agreement in the form attached hereto as Exhibit B and secured pursuant to the New Security Agreement. The unpaid balance of the Debt shall be reduced by any Additional Amounts applied thereto pursuant to Section 3.

          (c) Notwithstanding section 9(b), subject to the satisfaction of the conditions specified in section 9(e)(i) and (ii), (i) $675,000 of the unpaid principal balance of the Debt shall, on the receipt by JetFax of at least $400,000 in Bridge Financing, automatically be converted into shares of a new series of Preferred Stock described in section 9(d) (the "Performance Preferred") and (ii) the amount of the Debt equal to the amount of the Equity Financing (including the Bridge Financing that is converted into the Equity Financing), shall, on such conversion or receipt, automatically be converted into shares of Performance Preferred. Except as specified in section 9(d), the conversion price per share for the foregoing shall be $7.50, as adjusted for stock splits, combinations, reclassifications and the like (the "Ordinary Conversion Price"). The amount of Debt converted pursuant to this paragraph (c) shall be referred to as the "Purchase Price".

          (d) The Performance Preferred shall be junior to the Financing Preferred and senior to all other series of Preferred Stock of JetFax (it being understood that the Performance Preferred will participate with the Common Stock with respect to dividend payments in excess of the preferences afforded to the Performance Preferred and will vote on the basis of one vote for each share of Common Stock into which it is convertible at the Ordinary Conversion Price); provided that cumulative dividends shall accrue on the Performance Preferred at the rate of 6% of the Purchase Price per year. JetFax shall have the option to redeem in whole or in part the outstanding Performance Preferred at the Purchase Price plus accrued but unpaid dividends at any time prior to JetFax's initial public offering of capital stock (the "IPO") of its securities or a Buy-Out Event (as defined below). Effective on the closing of the IPO or a Buy-Out Event, JetFax shall redeem the outstanding Performance Preferred plus accrued dividends and shall pay the unpaid Debt (up to the greater of 15% of the aggregate gross IPO proceeds or proceeds to JetFax, if any, from a Buy-Out Event or $1,125,000) or, at Ailicec's option shall convert, in whole or in part, the Performance Preferred and all dividends accrued thereon and all unpaid Debt into Common Stock as follows: (i) the Performance Preferred will be converted into a number of shares of Common Stock equal to the quotient obtained from dividing the Purchase Price plus accrued but unpaid dividends for the Performance Preferred by the Conversion Price (as defined below); and (ii) the Debt will be converted into a number of shares of Common Stock equal to the quotient obtained from dividing the amount of the Debt outstanding by the Conversion Price. The "Conversion Price" is an amount equal to 75% of the underwritten IPO price per share, or 75% of the value of a share of Common Stock of JetFax at the time of the Buy-Out Event, which shall be the purchase price for those shares in the case of a stock purchase, the exchange price in the case of a merger, or the value determined by an investment banking firm assisting JetFax in the case of a different form of Buy-Out Event or, in the absence of such firm, the value as determined by the Company's Board of Directors in good faith taking into account the value of the assets to be distributed to the holders of Common Stock and the fair market value of the Common Stock. This option shall be exercised on the closing of the IPO or Buy-Out Event by notifying JetFax in writing of such election within 30 days after JetFax notifies Ailicec of its intention to conduct an IPO or consummate a Buy-Out Event (provided that JetFax notifies Ailicec at least 30 days but no more than 60 days prior to the filing of its registration statement for the IPO or the closing of a Buy-Out Event). Performance Preferred and unpaid Debt in excess of such 15% or $1,125,000 shall automatically convert into Common Stock at such rate. The Performance Preferred shall not be convertible prior to the IPO or the Buy-Out Event. The Performance Preferred shall have registration rights equivalent to the Series E Preferred Stock currently held by Ailicec. The registration rights granted under the Warrant and the Performance Preferred shall be cut back no more than pro rata with the shares of the Financing Preferred. In addition to the foregoing, JetFax shall apply the following toward the redemption of the Performance Preferred:
10% of JetFax's net income as determined on a consolidated basis in accordance with U.S. GAAP consistently applied in excess of $1 million per fiscal year. The shares of Common Stock issuable on conversion of the Performance Preferred shall be subject to lock-ups to the extent provided in the Series E Preferred Stock registration rights, unless investors holding similar registration rights holding more than 50% of securities registrable in a given transaction agree to a longer market standback, up to a total of 180 days. JetFax will take all steps in its power to maintain in reserve a sufficient number of shares of Performance Preferred issuable hereunder and Common Stock issuable upon conversion of the Performance Preferred. A "Buy-Out Event" means: (a) a consolidation or merger of JetFax with or into any entity in which the holders of JetFax's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting powers of the surviving entity; (b) the purchase of more than 50% of the fully diluted Common Stock of JetFax by a third party; or (c) the liquidation, dissolution or winding up of JetFax if Ailicec provides JetFax with written notice of its intent to treat such event as a Buy-Out Event within 30 days after JetFax notifies Ailicec of its intention to liquidate, dissolve or wind-up (provided that JetFax notifies Ailicec at least 30 days but no more than 60 days prior to its consummation of such transaction). The acquisition of substantially all of the assets of JetFax will be deemed a liquidation, dissolution or winding up of JetFax. If Ailicec does not elect to treat a liquidation, dissolution or winding up of JetFax as a Buy-Out Event, the Performance Preferred shall receive a liquidation preference equal to the Purchase Price plus accrued dividends reduced by the amount of the Purchase Price previously paid for the redemption of shares of Performance Preferred; the Performance Preferred shall not be entitled to any other proceeds other than such liquidation preference in the event of such liquidation, dissolution or winding up.

          (e) (i) The consummation of the transactions specified in sections 9(a) and 9(c) is conditioned on the execution and delivery by JetFax and Ailicec of a license agreement containing the terms and conditions specified in Summary of Terms Ailicec/JetFax/Endeavor Inkjet Product (the "Summary of Terms") and containing such other terms and conditions that are reasonable and customary in an agreement of this nature.

               (ii) The consummation of the transactions specified in section 9(c) is conditioned on the provision of all then-current Technology (as defined in the Summary of Terms) to Ailicec.

          (f) On satisfaction of the conditions and agreements in this section 9, JetFax shall not be indebted to Ailicec, except with respect to the Unpaid Amount, as set forth in section 4, the purchase of units of the 8000-D Model, as set forth in section 1, and the Debt, as set forth in this section 9. Accordingly, all indebtedness and obligations of Ailicec to pay money to JetFax, including, without limitation, the $1,275,806 payable by Ailicec to JetFax, shall be terminated. Both Ailicec and JetFax shall sign a mutual release to this effect containing terms that are customary and reasonable for such a mutual release, and, without limiting the obligations of the parties under the agreements to be signed by them, shall cooperate in good faith in performing their obligations under these terms.

          (g) JetFax hereby makes to Ailicec the representations and warranties specified in Section 6 of that certain Series E Preferred Stock Purchase Agreement, dated as of August 18, 1991, between JetFax and Ailicec California Corporation (the "Stock Purchase Agreement") with respect to this Agreement and the agreements entered into between the parties concurrently herewith ("Associated Agreements"), and the issuance of the Warrant, shares of Performance Preferred and the shares of Common Stock issuable upon conversion of the Performance Preferred and exercise of the Warrants (such securities are collectively referred to as the "Securities"), except as indicated in this Agreement or on Schedule 2 attached hereto. Ailicec hereby makes to JetFax the representations and warranties make by the Purchaser specified in Section 7 of the Stock Purchase Agreement with respect to this Agreement and the Associated Agreements and the issuance of the Securities as if Ailicec and not the Purchaser was named therein and except that as to the first sentence of Section 7(c) of the Stock Purchase Agreement, Ailicec is not a wholly owned subsidiary of Ailicec International Enterprises, Ltd. as stated in that sentence.

          10.  Governing Law.  This Agreement shall be governed by and construed
               -------------
and interpreted in accordance with the laws of the State of California, without regard to the United Nations Convention on Contracts for the International Sale of Goods.

          11.  Notices.  Any notice, consent, authorization or other
               -------
communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile transmission with receipt acknowledged by the addressee or ten days after being mailed by first class airmail, or one day after being deposited for next-day delivery or two days after being deposited for two-day delivery with an internationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice at the following address for such party (or at such other address as shall be specified by like notice):

          (a)  if to Ailicec, to:

               Ailicec International Enterprises, Limited
               Unit B2-C2, 1/F
               Kaiser Estate, Phase I
               41 Man Yue Street
               Hung Hom
               Kowloon, Hong Kong
               Telephone:  011-852-774-8888
               Facsimile:  011-852-764-3773
               Attention: Chung Chiu

               with copies to:

               Fenwick & West
               Two Palo Alto Square
               Palo Alto, CA  94306
               Telephone:  (415) 494-0600
               Facsimile:  (415) 494-1417
               Attention:  Robert B. Dellenbach, Esq.

          (b)  if to JetFax, to

               JetFax, Inc.
               1376 Willow Road
               Menlo Park, CA  94025-1430
               Telephone:  (415) 324-0600
               Facsimile:  (415) 326-1975
               Attention:  Rudy Prince

               with copies to:

               General Counsel Associates
               1891 Landings Drive
               Mountain View, CA  94043
               Telephone:  (415) 428-3900
               Facsimile:  (415) 428-3901
               Attention:  Clifford S. Robbins, Esq.

               Endeavor Capital Management
               Two Tudor City Place
               Suite 2GN
               New York, NY   10017
               Attention:  Anthony F. Buffa
               Telephone:  (212) 490-6975
               Facsimile:  (212) 490-8549

               Shartsis, Friese & Ginsburg
               One Maritime Plaza, 18th Floor
               San Francisco, CA   94111
               Attention:  Eric M. Sippel, Esq.
               Telephone:  (415) 421-6500
               Facsimile:  (415) 421-2922

          12.  Amendments.  The terms of this Agreement may not be amended or
               ----------
modified except by a writing signed by JetFax and Ailicec.

          13.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          14.  Entire Agreement.  Ailicec and JetFax shall enter into a Security
               ----------------
Agreement in the form of Exhibit B attached hereto (the "New Security Agreement"). This Agreement, the Intercreditor Agreement, the New Security Agreement and the Manufacturing Agreement (including the Performance Specifications (as defined in the Manufacturing Agreement), which is incorporated herein by this reference) are the entire agreements of the parties with respect to the subject matter hereof and supersede all prior or contemporaneous written or oral negotiations, correspondence, agreements and understandings regarding the subject matter hereof,including, without limitation, the Old Security Agreement (except to the extent that such Security Agreement affords Ailicec with a priority security interest over third parties other than those persons providing the Bridge Financing) (provided that JetFax represents and warrants that no security interests have attached to the assets of JetFax since the date of the Old Security Agreement or to the extent such security interests have attached, such Old Security Agreement shall remain in full force and effect); provided that the Purchase Order shall survive until the Unpaid Amount is fully repaid and provided further that Ailicec agrees that it shall take no action to enforce its rights under the Purchase Order unless JetFax has breached its obligations under section 4(a), Ailicec has notified JetFax in writing of such breach and JetFax has not cured such breach within 30 days after receipt of such notice. The provisions of Sections 4, 8 and 9 of this Agreement will survive any termination hereof or of the Manufacturing Agreement.

          15.  Attorneys' Fees.  In the event of any action or proceeding
               ---------------
arising out of this Agreement, the prevailing party shall be entitled to such party's costs of suit and attorneys' fees, which shall be payable whether or not such action or proceeding is prosecuted to final judgment.

          IN WITNESS WHEREOF, this Agreement has been duly signed by or on behalf of the parties hereto as of the date first written above.


                                           JETFAX, INC.



                                           By: /s/Rudy Prince
                                               ----------------------
                                               Rudy Prince, President


                                           AILICEC INTERNATIONAL
                                           ENTERPRISES LIMITED


                                           By
                                               ----------------------
                                              Name:
                                                    -----------------
                                              Title:
                                                     ----------------

                                                                       EXHIBIT A

                                PROMISSORY NOTE
                                ---------------

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAW, AND NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE ENCUMBERED, PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT THEREFOR UNDER SAID ACT AND QUALIFICATION UNDER SAID LAW OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO MAKER AND CONCURRED IN BY MAKER'S COUNSEL TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.


$2,582,621                                                        August 3, 1994
6%                                                        Menlo Park, California


          FOR VALUE RECEIVED, the undersigned, JetFax, Inc., a Delaware corporation ("Maker"), promises to pay to Ailicec International Enterprises Limited, a Hong Kong corporation, ("Holder"), at the principal offices of Maker (or at such other place as Holder may from time to time designate by written notice to Maker), in lawful money of the United States, the principal sum of $2,582,621 with interest at the rate of 6% simple interest per annum on the principal amount of this Note remaining unpaid from time to time from the date hereof until such principal amount is fully repaid. Payments of principal and interest shall be payable as specified herein.

          1.  Payment.  Payments of accrued interest shall be due and payable
              -------
annually. The first such interest payment shall be due and payable on August 3, 1995. Should interest not be paid when due on this Note, it shall bear interest at the same rate as the principal. The entire unpaid principal balance of this Note, together with all accrued but unpaid interest thereon shall be due and payable on August 3, 1999. Notwithstanding the foregoing, unpaid principal and interest hereunder may be payable to Holder or converted into shares of Maker's stock, prior to such dates, on the terms and conditions set forth in that certain Purchase and Debt Restructuring Agreement between Maker and the original Holder dated as of August 3, 1994.

          2.  Prepayment.  Maker shall have the right, at any time and from time
              ----------
to time, to prepay all or any portion of the amount due under this Note without premium or penalty, so long as any amount prepaid is applied first to reduce accrued interest and then to reduce principal.

          3.  Incorporation of Security Agreement and Intercreditor Agreement.
              ---------------------------------------------------------------
This Note is secured by and pursuant to a Security Agreement, dated August 3, 1994, in favor of Holder (the "Security Agreement"), and the provisions contained in such Security Agreement are incorporated herein by reference and made a part hereof as though fully set forth herein. This Note is subordinated to indebtedness incurred by Maker to certain bridge lenders pursuant to an Intercreditor Agreement, dated as of August 3, 1994, between Holder and those bridge lenders (the "Intercreditor Agreement"), and the provisions contained in such Intercreditor Agreement are incorporated herein by reference and made a part hereof as though fully set forth herein.

          4.  Default.  The entire unpaid principal amount of this Note and any
              -------
accrued interest thereon shall, by declaration at the option of Holder (or without such declaration in the case of event (b) below), immediately become due and payable upon the occurrence of any of the following events (an "Event of Default"):

               (a) Maker defaults in the payment of any installment of principal or interest on this Note and such default is not remedied within fifteen days after Holder gives written notice thereof;

               (b) Maker becomes insolvent or makes a general assignment for the benefit of creditors or Maker admits Maker's inability to pay its debts as they become due or an order for relief is entered against Maker under any chapter of Title 11 of the United States Code or Maker is adjudicated a bankrupt or insolvent under or institutes any bankruptcy, insolvency, or similar proceeding relating to it under the laws of any jurisdiction or any such proceeding is instituted against Maker and remains undismissed for a period of 60 days.

          Upon the occurrence of an Event of Default, Maker shall be liable for the reasonable costs of enforcement and collection of this Note, including reasonable attorneys' fees. Maker expressly waives demand, presentment, notice of dishonor, diligence in collection and notice of protests and agrees to all extensions and partial payments before or after maturity.

          5.  Governing Law.  This Note shall be governed by, construed and
              -------------
interpreted in accordance with the laws of the State of California.

          IN WITNESS WHEREOF, Maker has executed this Note or caused this Note to be executed as of the date first set forth above.


                                              JETFAX, INC.



                                              By: /s/Edward R. Prince III
                                                  -----------------------
                                              Name: Edward R. Prince, III
                                                    Title: President